Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated 19 November 2012, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-184731) and related Prospectus of GFI Software S.A. dated 19 November 2012.

19 November 2012

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

München

/s/ Bostedt	/s/ Richter
(Bostedt)	(Richter)
Wirtschaftsprüfer	Wirtschaftsprüfer